Exhibit (99)

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Financial Information

(Unaudited)

As of September 30, 2003 and

For the Nine Months Ended September 30, 2003 and 2002

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Balance Sheet

(Unaudited)

	September 30, 2003
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
ASSETS
Cash and due from banks	$11,680	(502)	11,178
Interest-bearing bank balances	748	2,916	3,664
Federal funds sold and securities purchased under resale agreements	5,248	17,243	22,491

Total cash and cash equivalents	17,676	19,657	37,333
Trading account assets	27,857	8,535	36,392
Securities	84,131	3,045	87,176
Loans, net of unearned income	173,927	(8,002)	165,925
Allowance for loan losses	(2,572)	(59)	(2,631)

Loans, net	171,355	(8,061)	163,294
Premises and equipment	3,833	913	4,746
Due from customers on acceptances	732	—	732
Goodwill	9,504	1,590	11,094
Other intangible assets	1,514	(161)	1,353
Other assets	27,454	19,193	46,647

Total assets	$344,056	44,711	388,767

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	21,625	23,868	45,493
Interest-bearing deposits	186,895	(28,893)	158,002

Total deposits	208,520	(5,025)	203,495
Short-term borrowings	46,192	19,282	65,474
Bank acceptances outstanding	743	—	743
Trading account liabilities	19,430	4,529	23,959
Other liabilities	13,188	9,455	22,643
Long-term debt	23,053	14,488	37,541

Total liabilities	311,126	42,729	353,855

Minority interest	1,956	143	2,099

STOCKHOLDERS’ EQUITY
Preferred stock	—	—	—
Common stock	455	3,972	4,427
Paid-in capital	24,178	(6,296)	17,882
Retained earnings	4,696	4,133	8,829
Accumulated other comprehensive income, net	1,645	30	1,675

Total stockholders’ equity	30,974	1,839	32,813

Total liabilities and stockholders’ equity	$344,056	44,711	388,767

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Income Statement

(Unaudited)

	Nine Months Ended September 30, 2003
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
INTEREST INCOME
Interest and fees on loans	$7,309	(169)	7,140
Interest and dividends on securities	2,609	104	2,713
Trading account interest	305	218	523
Other interest income	267	454	721

Total interest income	10,490	607	11,097

INTEREST EXPENSE
Interest on deposits	1,815	(23)	1,792
Interest on borrowings	1,277	381	1,658

Total interest expense	3,092	358	3,450

Net interest income	7,398	249	7,647
Provision for loan losses	420	80	500

Net interest income after provision for loan losses	6,978	169	7,147

FEE AND OTHER INCOME
Service charges and fees	1,411	622	2,033
Commissions	491	1,112	1,603
Fiduciary and asset management fees	483	1,108	1,591
Principal investing	(120)	(6)	(126)
Other income	2,844	(1,058)	1,786

Total fee and other income	5,109	1,778	6,887

NONINTEREST EXPENSE
Salaries and employee benefits	3,425	2,131	5,556
Occupancy and equipment	1,069	274	1,343
Other intangible amortization	390	8	398
Sundry expense	2,486	(344)	2,142

Total noninterest expense	7,370	2,069	9,439

Minority interest in income of consolidated subsidiaries	—	80	80

Income before income taxes and cumulative effect of a change in accounting principle	4,717	(202)	4,515
Income taxes	1,413	(45)	1,368

Income before cumulative effect of a change in accounting principle	3,304	(157)	3,147
Cumulative effect of a change in accounting principle, net of income taxes	—	17	17

Net income	3,304	(140)	3,164
Dividends on preferred stock	—	5	5

Net income available to common stockholders	$3,304	(145)	3,159

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Income Statement

(Unaudited)

	Nine Months Ended September 30, 2002
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
INTEREST INCOME
Interest and fees on loans	$7,966	(208)	7,758
Interest and dividends on securities	2,579	118	2,697
Trading account interest	293	214	507
Other interest income	191	556	747

Total interest income	11,029	680	11,709

INTEREST EXPENSE
Interest on deposits	2,648	(50)	2,598
Interest on borrowings	1,184	574	1,758

Total interest expense	3,832	524	4,356

Net interest income	7,197	156	7,353
Provision for loan losses	1,137	34	1,171

Net interest income after provision for loan losses	6,060	122	6,182

FEE AND OTHER INCOME
Service charges and fees	1,498	488	1,986
Commissions	586	817	1,403
Fiduciary and asset management fees	497	873	1,370
Principal investing	(130)	(31)	(161)
Other income	2,011	(582)	1,429

Total fee and other income	4,462	1,565	6,027

NONINTEREST EXPENSE
Salaries and employee benefits	3,104	1,812	4,916
Occupancy and equipment	999	276	1,275
Other intangible amortization	477	4	481
Sundry expense	2,483	(515)	1,968

Total noninterest expense	7,063	1,577	8,640

Income before income taxes	3,459	110	3,569
Income taxes	816	69	885

Net income	2,643	41	2,684
Dividends on preferred stock	—	15	15

Net income available to common stockholders	$2,643	26	2,669

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Changes in Stockholders’ Equity

(Unaudited)

	Nine Months Ended September 30, 2003
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
PREFERRED STOCK
Balance, December 31, 2002 and September 30, 2003	$—	—	—

COMMON STOCK
Balance, December 31, 2002	455	4,069	4,524
Purchases of common stock	—	(133)	(133)
Common stock issued for
Stock options and restricted stock	—	36	36

Balance, September 30, 2003	455	3,972	4,427

PAID-IN CAPITAL
Balance, December 31, 2002	24,036	(5,966)	18,070
Purchases of common stock	—	(542)	(542)
Common stock issued for
Stock options and restricted stock	—	298	298
Acquisitions	142	(142)	—
Deferred compensation, net	—	56	56

Balance, September 30, 2003	24,178	(6,296)	17,882

RETAINED EARNINGS
Balance, December 31, 2002	4,163	3,186	7,349
Net income	3,304	(140)	3,164
Purchases of common stock	—	(730)	(730)
Changes incident to business combinations	(47)	304	257
Cash dividends	(2,724)	1,513	(1,211)

Balance, September 30, 2003	4,696	4,133	8,829

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Balance, December 31, 2002	2,128	7	2,135
Net unrealized loss on debt and equity securities, net of reclassification adjustment and net unrealized loss on derivative financial instruments	(483)	23	(460)

Balance, September 30, 2003	1,645	30	1,675

Total Stockholders’ Equity September 30, 2003	$30,974	1,839	32,813

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Changes in Stockholders’ Equity

(Unaudited)

	Nine Months Ended September 30, 2002
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
PREFERRED STOCK
Balance, December 31, 2001	$161	(144)	17
Changes incident to business combinations	(161)	161	—
Cash dividends	—	(15)	(15)

Balance, September 30, 2002	—	2	2

COMMON STOCK
Balance, December 31, 2001	455	4,084	4,539
Common stock issued for
Stock options and restricted stock	—	33	33
Acquisitions	—	5	5

Balance, September 30, 2002	455	4,122	4,577

PAID-IN CAPITAL
Balance, December 31, 2001	13,302	4,609	17,911
Common stock issued for
Stock options and restricted stock	—	199	199
Acquisitions	11,628	(11,582)	46
Deferred compensation, net	—	77	77

Balance, September 30, 2002	24,930	(6,697)	18,233

RETAINED EARNINGS
Balance, December 31, 2001	1,847	3,704	5,551
Net income	2,643	41	2,684
Changes incident to business combinations	210	(210)	—
Cash dividends	(629)	(385)	(1,014)

Balance, September 30, 2002	4,071	3,150	7,221

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Balance, December 31, 2001	368	69	437
Net unrealized gain on debt and equity securities, net of reclassification adjustment and net unrealized gain on derivative financial instruments	1,715	(80)	1,635

Balance, September 30, 2002	2,083	(11)	2,072

Total Stockholders’ Equity September 30, 2002	$31,539	566	32,105

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Cash Flows

(Unaudited)

	Nine Months Ended September 30, 2003
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
OPERATING ACTIVITIES
Net income	$3,304	(140)	3,164
Adjustments to reconcile net income to net cash provided (used) by operating activities
Cumulative effect of a change in accounting principle	—	(17)	(17)
Accretion and amortization of securities discounts and premiums, net	237	1	238
Provision for loan losses	420	80	500
Securitization gains	(327)	(7)	(334)
Gain on sale of mortgage servicing rights	(84)	—	(84)
Securities transactions	(114)	45	(69)
Depreciation and other amortization	838	273	1,111
Trading account assets, net	(1,378)	(1,160)	(2,538)
Mortgage loans held for resale	557	—	557
Loss on sales of premises and equipment	30	4	34
Contribution to qualified pension plan	(418)	—	(418)
Other assets, net	(3,906)	(7,164)	(11,070)
Trading account liabilities, net	(436)	1,495	1,059
Minority interest	—	2,099	2,099
Other liabilities, net	2,024	(220)	1,804

Net cash provided (used) by operating activities	747	(4,711)	(3,964)

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	15,823	1,496	17,319
Maturities of securities	22,354	297	22,651
Purchases of securities	(51,542)	(328)	(51,870)
Origination of loans, net	(6,326)	3,456	(2,870)
Sales of premises and equipment	624	149	773
Purchases of premises and equipment	(1,670)	661	(1,009)
Goodwill and other intangible assets	(107)	43	(64)
Purchase of bank-owned separate account life insurance	(187)	—	(187)
Cash equivalents acquired, net of purchases of banking organizations	—	8,177	8,177

Net cash provided (used) by investing activities	(21,031)	13,951	(7,080)

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Purchases of deposits, net	10,664	1,313	11,977
Securities sold under repurchase agreements and other short-term borrowings, net	12,642	3,384	16,026
Issuances of long-term debt	500	1,854	2,354
Payments of long-term debt	(400)	(4,075)	(4,475)
Issuances of common stock	—	175	175
Purchases of common stock	—	(1,405)	(1,405)
Cash dividends paid	(2,724)	1,513	(1,211)

Net cash provided by financing activities	20,682	2,759	23,441

Increase in cash and cash equivalents	398	11,999	12,397
Cash and cash equivalents, beginning of year	17,278	7,658	24,936

Cash and cash equivalents, end of year	$17,676	19,657	37,333

NONCASH ITEMS
Transfer to other assets from loans, net	$(298)	—	(298)

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Cash Flows

(Unaudited)

	Nine Months Ended September 30, 2002
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
OPERATING ACTIVITIES
Net income	$2,643	41	2,684
Adjustments to reconcile net income to net cash provided (used) by operating activities
Accretion and amortization of securities discounts and premiums, net	15	1	16
Provision for loan losses	1,137	34	1,171
Securitization gains	92	(334)	(242)
Gain on sale of mortgage servicing rights	—	(47)	(47)
Securities transactions	(193)	70	(123)
Depreciation and other amortization	1,476	(245)	1,231
Trading account assets, net	(6,706)	(3,810)	(10,516)
Mortgage loans held for resale	(53)	—	(53)
(Gain) loss on sales of premises and equipment	6	(3)	3
Other assets, net	(9,971)	7,650	(2,321)
Trading account liabilities, net	3,477	2,846	6,323
Other liabilities, net	2,655	(4,188)	(1,533)

Net cash provided (used) by operating activities	(5,422)	2,015	(3,407)

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	21,352	1,657	23,009
Maturities of securities	8,816	1,561	10,377
Purchases of securities	(35,722)	(2,947)	(38,669)
Origination of loans, net	3,565	(610)	2,955
Sales of premises and equipment	116	—	116
Purchases of premises and equipment	(758)	399	(359)
Goodwill and other intangible assets	(187)	44	(143)
Purchase of bank-owned separate account life insurance	(147)	—	(147)

Net cash provided (used) by investing activities	(2,965)	104	(2,861)

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Purchases (sales) of deposits, net	1,301	(969)	332
Securities sold under repurchase agreements and other short-term borrowings, net	(1,471)	(1,768)	(3,239)
Issuances of long-term debt	717	—	717
Payments of long-term debt	(818)	(1,874)	(2,692)
Issuances of common stock	—	91	91
Cash dividends paid	(629)	(400)	(1,029)

Net cash used by financing activities	(900)	(4,920)	(5,820)

Decrease in cash and cash equivalents	(9,287)	(2,801)	(12,088)
Cash and cash equivalents, beginning of year	27,069	7,642	34,711

Cash and cash equivalents, end of year	$17,782	4,841	22,623

NONCASH ITEMS
Transfer to securities from loans	$4,070	—	4,070
Transfer to securities from other assets	2,246	—	2,246
Transfer to other assets from loans, net	$1,851	—	1,851